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                                                                     Exhibit 1.1

                    KONGZHONG SCHEDULES CONFERENCE CALL FOR
                          2006 FOURTH QUARTER EARNINGS

Beijing, February 07, 2007 -- KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and also operates one of the leading wireless internet portals in China, plans to release its 2006 fourth quarter financial results after the US financial markets close on March 01, 2007. The Company will host a conference call at 7:30 pm (EST) to discuss the results.
                                                (Speakers)
                             Yunfan Zhou, Chairman & Chief Executive Officer
                                           Nick Yang, President
                                     Sam Sun, Chief Financial Officer


HONG KONG TIME:                             MARCH 02, 2007, FRIDAY,   8:30 AM
EASTERN TIME:                               MARCH 01, 2007, THURSDAY, 7:30 PM
PACIFIC TIME:                               MARCH 01, 2007, THURSDAY, 4:30 PM

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:  10-800-130-0399
Hong Kong Toll Number:  852-3002-1672
USA Toll Free Number:  1-866-700-0161
USA Toll Number: 1-617-213-8832
PASSCODE: KONG ZHONG

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:               1-888-286-8010
USA Toll Number:                    1-617-801-6888
PASSCODE:                           43626728

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Sam Sun of KongZhong Corporation
Tel:   +86 10 8857 6000
Fax:   +86 10 8857 5891
Email: ir@kongzhong.com
Jillian Wang of KongZhong Corporation
Tel:   +86 10 88576000
Fax:   +86 10 88575891
Email: ir@kongzhong.com

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